                                                                Exhibit 3.4


                          AMENDED AND RESTATED BY-LAWS

                                       OF

                               LOGISTICARE, INC.

                                   ----------


                                   ARTICLE  I
                                   ----------

                                    OFFICES

          The Corporation shall maintain a registered office in the State of Delaware as required by law. The Corporation may also have offices at other places, within and without the State of Delaware.


                                   ARTICLE II
                                   ----------

                            MEETINGS OF STOCKHOLDERS

          SECTION 1.  PLACE OF MEETINGS.  Meetings of stockholders shall be held
                      -----------------
at the principal office of the Corporation or such place within or without the State of Delaware as the Board of Directors shall authorize.

          SECTION 2.  ANNUAL MEETINGS.  The annual meeting of stockholders for
                      ---------------
the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such times as may be fixed from time to time by the Board of Directors. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled annual meeting of stockholders.

          SECTION 3.  SPECIAL MEETINGS.  Special meetings of stockholders may be
                      ----------------
called by the Board of Directors or the Chairman of the Board of Directors.
Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purpose or purposes stated in the notice. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled special meeting of stockholders.

          SECTION 4.  NOTICE OF MEETINGS OF STOCKHOLDERS.  Written notice,
                      ----------------------------------
stating the place, date and time of the meeting, the purpose or purposes of the meeting and, unless it is the annual meeting, an indication that it is being issued by or at the direction of the person or persons calling the meeting, shall be given to each stockholder entitled to vote thereat, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given,
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except when required by law or if the time and place are announced at the meeting at which the adjournment is taken, provided that, if adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given. Each notice of a meeting shall be given, personally or by mail, not fewer than 10 or more than 60 days before the meeting and shall state the time and place of the meeting, and, unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when mailed to a stockholder at his address on the Corporation's records. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him.

          SECTION 5.  FIXING RECORD DATE.  In order that the Corporation may
                      ------------------
determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed it shall be determined in accordance with the provisions of law. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 5, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting or further notice is required by statute.

          SECTION 6.  QUORUM.  Except as otherwise required by law, by the
                      ------
Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than an announcement at the meeting of the place, date and hour of the adjourned meeting, until a quorum shall be present, and at the adjourned meeting at which a quorum is present any business may be transacted that might have been transacted at the meeting as originally called.

          SECTION 7.  WAIVERS.  Notice of meeting need not be given to any
                      -------
stockholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

          SECTION 8.  PROXIES.  Each stockholder entitled to vote at a meeting
                      -------
of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him or her by proxy. Every proxy must be signed by the stockholder or his or

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her attorney-in-fact. No proxy shall be valid after expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.

          SECTION 9.  VOTING RIGHTS OF STOCKHOLDERS.  Every stockholder of
                      -----------------------------
record shall be entitled at every meeting of the stockholders to one vote for each share standing in such stockholder's name on the record of stockholders of the Corporation, unless otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws.

          SECTION 10.  VOTING.  Except as otherwise provided by law or by the
                       ------
Certificate of Incorporation, all elections for directors shall be decided by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election, and all other corporate action to be taken by stockholder vote shall be authorized by a majority of the votes cast at a meeting of stockholders.


                                  ARTICLE III
                                  -----------

                                   DIRECTORS

          SECTION 1.  NUMBER AND QUALIFICATION.  Except as may otherwise be
                      ------------------------
provided in the Certificate of Incorporation or By-Laws, the business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors of five (5) directors, which number may from time to time be increased or decreased by a vote of a majority of the Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director.

          SECTION 2.  NOMINATION OF DIRECTORS.
                      -----------------------

          A. Only persons who are nominated in accordance with the procedures set forth in this paragraph shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by or on behalf of a stockholder of the Corporation, or a duly authorized proxy for such stockholder, who is a stockholder of record at the time of giving notice provided for in this paragraph and who shall be entitled to vote for the election of directors at the meeting.

          B. Any nominations not made by or at the direction of the Board of Directors must be made pursuant to a notice in writing to the Secretary of the Corporation delivered or mailed to, and received at, the principal executive offices of the Corporation not fewer than 60 days or more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided,
                                                                  --------
however, that in the event the annual meeting with respect to which such notice
-------
is to be tendered is not held within 30 days before or after such anniversary date, such notice by the stockholder must be received at the principal executive offices of the Corporation

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prior to the close of business on the tenth day following the date on which notice of the meeting was first given or made to stockholders generally.

          C. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named as a nominee and to serving as a director, if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder, (ii) the class and number of shares of stock of the Corporation beneficially owned by such stockholder and represented by proxy and
(iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with such nomination and any material interest of such stockholder in such nomination.

          D. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination that pertains to the nominee. If the Board of Directors shall determine, based on the facts, that a nomination was not made in accordance with the procedures of Section 2 of this Article III, the chairman of the meeting shall so declare to the meeting and the defective nomination shall be disregarded.]

          SECTION 3.  TERM OF OFFICE.  Directors shall be elected at each annual
                      --------------
meeting of stockholders by a plurality of the votes cast. Each director shall serve for an indefinite term that expires at each annual meeting of the stockholders. A director shall hold office until a successor is elected and has qualified or until the earlier death, resignation, removal or disqualification of the director.

          SECTION 4.  PLACE OF BOARD MEETINGS.  Meetings of the Board of
                      -----------------------
Directors, regular or special, may be held at the office of the Corporation or at such other places, either within or without the State of Delaware, as it may from time to time determine or as may be specified in the notice of any meeting.

          SECTION 5.  ANNUAL MEETINGS.  An annual meeting of the Board of
                      ---------------
Directors shall be held immediately following the annual meeting of stockholders at the place of such annual meeting of stockholders for the purposes of electing officers of the Corporation and the committees of the Board of Directors and transacting any other business which may properly come before the meeting. Notice of annual meetings of the Board of Directors need not be given in order legally to constitute the meeting, provided a quorum shall be present.

          SECTION 6.  REGULAR MEETINGS.  Regular meetings of the Board of
                      ----------------
Directors may be held at such places and times as shall be determined from time to time by resolution of the directors or at such other times and dates as the Chairman of the Board or President shall determine and as shall be specified in the notice of such meetings. Regular meetings may be held without notice if the time and place of such meetings are fixed by the By-

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Laws or the Board of Directors. Notice of regular meetings of the Board of
Directors need not be given except as otherwise required by statute or these By-Laws.

          SECTION 7.  SPECIAL MEETINGS.  Special meetings of the Board of
                      ----------------
Directors may be called by the Secretary of the Corporation upon the written request of the Chairman of the Board of Directors or any two directors.

          SECTION 8.  NOTICE OF MEETINGS.  Notice of each special meeting of the
                      ------------------
Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this
Section 8, which notice shall state the time, place and, if required by statute or these By-Laws, the purposes of such meeting. Notice of each such meeting shall be mailed, postage thereon prepaid, to each director, by first-class mail, at least four days before the day on which such meeting is to be held, or shall be sent by facsimile transmission or comparable medium, or be delivered personally or by telephone, at least twenty-four hours before the time at which such meeting is to be held. Any meeting of the Board of Directors shall be a legal meeting without notice thereof having been given, if all the directors of the Corporation then holding office shall be present thereat.

          SECTION 9.  WAIVERS.  Notice of a meeting need not be given to any
                      -------
director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting at the beginning of the meeting to the transaction of any business because of lack of notice of the meeting.

          SECTION 10.  QUORUM OF DIRECTORS.  Unless otherwise provided in the
                       -------------------
Certificate of Incorporation or these By-Laws, a majority of the directors shall constitute a quorum for the transaction of business or of any specified item of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

          SECTION 11.  PARTICIPATION IN MEETINGS WITHOUT PHYSICAL PRESENCE.  Any
                       ---------------------------------------------------
or all members of the Board of Directors or any committee of the Board of Directors may participate in a meeting of the Board of Directors or the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

          SECTION 12.  BOARD ACTION.  Unless otherwise provided in the
                       ------------
Certificate of Incorporation or these By-Laws, the vote of a majority of the directors present shall be the act of the Board of Directors. Each director shall have one vote regardless of the number of shares, if any, which he or she may hold.



          SECTION 13.  ACTION WITHOUT MEETING.  Any action required or permitted
                       ----------------------
to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of

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Directors, or of such committee, as the case may be. The written consent or consents to each such action, including the resolutions adopted thereby, shall be filed with the minutes of the proceedings of the Board of Directors or of the committee taking such action.

          SECTION 14.  REMOVAL OF DIRECTORS.  Any director or directors may be
                       --------------------
removed with cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for that purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, pursuant to Section 16 of this Article III.

          SECTION 15.  RESIGNATION.  Any director may resign at any time.  Such
                       -----------
resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Board of Directors, President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

          SECTION 16.  NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Newly created
                       -----------------------------------------
directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum, or by a sole remaining director; if there are no directors then in office due to such a vacancy, the stockholders may elect a successor who shall hold office for the unexpired term. A director elected to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders at which the election of such director is in the regular order of business and until his or her successor has been elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent directors.


                                   ARTICLE IV
                                   ----------

                                    OFFICERS

          SECTION 1.  OFFICERS.  The Corporation shall have one or more natural
                      --------
persons exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the Corporation, with such powers, rights, duties and responsibilities as may be determined by the Board of Directors, including, without limitation, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these By-Laws unless otherwise determined by the Board of Directors. Any of the offices or functions of those offices may be held by the same person, except the offices of President and Secretary.

          SECTION 2.  ELECTION OR APPOINTMENT AND TERM OF OFFICE. Each officer
                      ------------------------------------------
shall be elected or appointed by the Board of Directors to hold office until the next annual meeting of the Board of Directors and until such officer's successor is elected or appointed and qualified, or until such earlier date as shall be prescribed by the Board of Directors at the time

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of his or her election or appointment or until an earlier resignation, removal or displacement from office. Any officer may be removed at any time, with or without cause, by vote of a majority of the Board of Directors.

          SECTION 3.  VACANCIES.  In the event of the resignation, removal or
                      ---------
other displacement from office of an officer elected or appointed by the Board of Directors, the Board of Directors, in its sole discretion, may elect or appoint a successor to fill the unexpired term.

          SECTION 4.  THE CHAIRMAN OF THE BOARD.  The Chairman of the Board of
                      -------------------------
Directors shall, when present, preside as chairman at all meetings of the stockholders and of the Board of Directors.

          SECTION 5.  CHIEF EXECUTIVE OFFICER.  Unless provided otherwise by a
                      -----------------------
resolution adopted by the Board of Directors, the Chief Executive Officer (a) shall have general active management of the business of the Corporation; (b) shall, in the absence of the Chairman of the Board of Directors and when present, preside at all meetings of the stockholders and Board of Directors; (c) shall see that all orders and resolutions of the Board of Directors are carried into effect; and (d) may maintain records of and certify proceedings of the Board of Directors and stockholders; and (e) shall perform such other duties as may from time to time be assigned by the Board of Directors.

          SECTION 6.  CHIEF FINANCIAL OFFICER.  Unless provided otherwise by
                      -----------------------
resolution adopted by the Board of Directors, the Chief Financial Officer (a) shall keep accurate financial records for the Corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the Corporation as ordered by the Board of Directors, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board of Directors; (e) shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all of such officer's transactions as Chief Financial Officer and of the financial condition of the Corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

          SECTION 7.  PRESIDENT.  Unless otherwise determined by the Board of
                      ---------
Directors, the President shall be the Chief Executive Officer of the Corporation. If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board of Directors. In the absence of the Chairman of the Board of Directors, the President shall preside at meetings of the stockholders and of the Board of Directors.

          SECTION 8.  VICE PRESIDENTS.  Any one or more Vice Presidents, if any,
                      ---------------
may be designated by the Board of Directors as Executive Vice Presidents or Senior Vice Presidents. During the absence or disability of the President, it shall be the duty of the highest ranking Executive Vice President, and, in the absence of any such Vice President, it shall be the duty of the highest ranking Senior Vice President or other Vice President, who shall be present at

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the time and able to act, to perform the duties of the President. The determination of who is the highest ranking of two or more persons holding the same office shall, in the absence of specific designation of order of rank by the Board of Directors, be made on the basis of the earliest date of appointment or election, or, in the event of simultaneous appointment or election, on the basis of the longest continuous employment by the Corporation.

          SECTION 9.  SECRETARY. The Secretary, unless otherwise determined by
                      ---------
the Board of Directors, shall attend all meetings of the stockholders and all meetings of the Board of Directors, shall record or cause to be recorded all proceedings thereof in a book to be kept for that purpose, and may certify such proceedings. Except as otherwise required or permitted by law or by these By-Laws, the Secretary shall give or cause to be given notice of all meetings of the stockholders and all meetings of the Board of Directors.

          SECTION 10.  TREASURER.  Unless otherwise determined by the Board of
                       ---------
Directors, the Treasurer shall be the Chief Financial Officer of the Corporation. If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer shall perform such duties as may from time to time be assigned by the Board of Directors.

          SECTION 11.  OTHER OFFICERS.  The other officers of the Corporation,
                       --------------
subject and reporting to the Chief Executive Officer and/or President, as determined from time to time by the Board of Directors, shall each have such powers and duties generally pertaining to their respective offices.

          SECTION 12.  SALARIES. The salaries of all officers of the Corporation
                       --------
shall be fixed by the Board of Directors, or by the Chief Executive Officer if authorized by the Board of Directors.

          SECTION 13.  SHARES OF OTHER CORPORATIONS.  Whenever the Corporation
                       ----------------------------
is the holder of shares of any other Corporation, any or all rights and powers of the Corporation as such stockholder (including the attendance, acting and voting at stockholders' meetings, and execution of waivers, consents and proxies) may be exercised on behalf of the Corporation by the President or by such other person as the Board of Directors may authorize.

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                                   ARTICLE V
                                   ---------

                            CERTIFICATES FOR SHARES

          SECTION 1.  CERTIFICATES.  The certificates for shares of the
                      ------------
Corporation shall be in such form as shall be determined by the Board of Directors.

          SECTION 2.  FRACTIONAL SHARES.  The Corporation may, but shall not be
                      -----------------
required to, issue fractions of a share. If the Corporation does not in any case issue a fraction of a share, it shall instead pay to the stockholder an amount in cash in lieu of such fraction of a share equal to the fair market value of such fraction of a share, as determined in good faith by the Board of Directors. In addition, the Corporation may at any time elect to pay to each holder of a fraction of a share an amount in cash in lieu of such fraction of a share equal to the fair market value of such holder's fraction of a share, as determined in good faith by the Board of Directors.

          SECTION 3.  LOST, MUTILATED, STOLEN OR DESTROYED CERTIFICATES.  The
                      -------------------------------------------------
Corporation may issue a new certificate or new certificates in place of any certificate theretofore issued by the Corporation alleged to have been lost, mutilated, stolen or destroyed. The Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost, mutilated, stolen or destroyed.

          SECTION 4.  TRANSFER AGENT AND REGISTRAR; REGULATIONS. The Board of
                      -----------------------------------------
Directors may appoint transfer agents or registrars, or both, and may require all share certificates to bear the signature of either or both. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.

          SECTION 5.  TRANSFER OF SHARES.  Upon surrender to the Corporation or
                      ------------------
the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue or cause the transfer agent to issue a new certificate to the person entitled thereto, shall cancel the old certificate and shall record such transfer upon the books of the corporation.

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                                   ARTICLE VI
                                   ----------

                                    GENERAL

          SECTION 1.  FISCAL YEAR.  The fiscal year of the Corporation shall be
                      -----------
fixed and may from time to time be changed by resolution of the Board of Directors.

          SECTION 2.  SEAL.  The seal of the Corporation, if any, shall be
                      ----
circular in form and bear the name of the Corporation, and the year and the state of its organization.

          SECTION 3.  AMENDMENTS.  These By-Laws may be amended or repealed or
                      ----------
new By-Laws may be adopted by the affirmative vote of a majority of the stockholders (unless a greater percentage is required by the Certificate of Incorporation or these By-Laws) at any annual or special meeting, if the notice thereof mentions that amendment or repeal or the adoption of new By-Laws is one of the purposes of such meeting. These By-Laws may also be amended or repealed or new By-Laws may be adopted by the affirmative vote of a majority of the Board of Directors given at any meeting (unless a greater percentage is required by the Certificate of Incorporation or these By-Laws) if the notice thereof mentions that amendment or repeal or the adoption of new By-Laws is one of the purposes of such meeting; provided, however, that if any By-Laws regulating an
                          --------  -------
impending election of directors is adopted or amended or repealed by the Board of Directors there shall be set forth in the notice of the next meeting of the stockholders for the election of directors the By-Laws so adopted or amended or repealed, together with a concise statement of the changes made.